UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2007

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 5, 2007 Cogent Communications Group, Inc. ("Cogent") issued a press release with respect to the pricing of its offer and sale of $200 million aggregate principal amount of 1.00% Convertible Senior Notes due 2027, plus an additional aggregate principal amount of up to $20 million at the option of the initial purchasers in a private placement to the initial purchasers for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 4(2) of the Securities Act and Rule 144A under the Securities Act. Cogent intends to use approximately $10.6 million of the net proceeds from the offering to pay off its existing 7.50% convertible subordinated notes, which reach maturity on June 15, 2007, and $50.0 million of the remaining net proceeds from the offering to purchase shares of its outstanding common stock concurrently with this offering. Cogent intends to use the remaining proceeds of this offering for general corporate purposes. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

June 5, 2007	By:	David Schaeffer

Name: David Schaeffer
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 5, 2007 announcing pricing of convertible note offering and concurrent share repurchase.